UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2005

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

723 The Parkway Richland, Washington 99352
(Address of principal executive offices) (Zip code)

(509) 943-5319
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)  (1) Effective October 1, 2005, Christopher L. Britton will assume the position of Chief Executive Officer of Registrant.

(2)  Mr. Britton has over 30 years of business experience as a Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of entrepreneurial companies. Mr. Britton is a former partner in an international public accounting and management consulting firm. Mr. Britton has a BA in Accounting and an MBA from the University of Washington. Mr. Britton does not hold any shares of the Registrant.

(3)  Mr. Britton will be employed under the terms of a standard offer of employment and will not be provided an employment agreement.

(d)  (1) Christopher L. Britton has been elected to fill a vacancy on the Registrant’s Board of Directors pursuant to an election held September 27, 2005. Mr. Britton will assume the role of Vice-Chairman of Registrant’s Board of Directors.

(2)  There are no arrangements or understandings between Mr. Britton and any other persons related to Mr. Britton’s selection as a Director of Registrant.

(3)  Mr. Britton has not been named to any of Registrant's Board Committees.

(4)  There have not been and are not any transactions between Mr. Britton and Registrant in which Mr. Britton had or has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.

Date: September 29, 2005	By:	/s/ Robert L. Ferguson
Robert L. Ferguson
Chairman of the Board